Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Avid Bioservices Announces Official Opening of Second Downstream Processing Suite Within Myford North Facility

Milestone Marks Completion of First Phase of Two-Part Myford Facility Expansion; First Customer Project to Begin in New Downstream Processing Suite in Coming Month

TUSTIN, CA, January 10, 2022 -- Avid Bioservices, Inc. (NASDAQ:CDMO), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced the official opening of the second downstream processing suite within the company’s existing Myford North facility. This new downstream processing suite was constructed as the first phase of the company’s two-part Myford facility expansion. Avid has completed its validation of equipment and is now actively scheduling new business into the suite.

“We are pleased to announce the official opening of our recently constructed second downstream processing suite within our state-of-the-art Myford facility. With this milestone, we now have two fully operational downstream processing suites within Myford North, significantly increasing the facility’s capacity and revenue-generating capability,” stated Nick Green, president and chief executive officer of Avid Bioservices. “We’re excited that we will begin work on our first customer project in this newly operational suite in the coming month and look forward to delivering those customers the same reliable, high-quality services that our customers have come to expect from Avid. At the same time, we are continuing to make excellent progress on the second phase of our Myford facility expansion, as well as planning efforts for the construction of our recently announced viral vector facility.”

The second phase of Avid’s Myford facility expansion, for which construction has been initiated, is designed to further expand capacity through the build out of a second manufacturing train, including both upstream and downstream processing suites within Myford South. Combined, the company estimates that the first and second phases of its Myford expansion will result in a total revenue generating capacity of up to approximately $270 million for the mammalian cell business annually.  Avid also recently announced plans for a strategic expansion into the cell and gene therapy market through the construction of a world-class, purpose-built 53,000 square foot viral vector development and CGMP manufacturing facility. It is anticipated that total annual revenue generating capacity will increase to approximately $350 million with the addition of the viral vector business.

About Avid Bioservices, Inc.

Avid Bioservices (NASDAQ:CDMO), an S&P SmallCap 600 company, is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biologics. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 28 years of experience producing monoclonal antibodies and recombinant proteins, Avid's services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the company provides a variety of process development activities, including upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding Avid Bioservices, Inc.'s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the company may experience delays in the construction of the second phase of the Myford facility and/or viral vector facility. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2021 and subsequent quarterly reports on Form 10-Q, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.